Exhibit 99.1



    National Atlantic Reports Third Quarter 2006 Financial Results


    FREEHOLD, N.J.--(BUSINESS WIRE)--Nov. 10, 2006--National Atlantic Holdings Corporation (Nasdaq: NAHC), a provider of specialized property-casualty insurance products and related insurance services based in Freehold, N.J., today announced financial results for the third quarter and nine months ended September 30, 2006.

    Net income for the three months ended September 30, 2006 was $4.4 million or $0.38 per share (diluted), compared with a net loss of $1.6 million or $0.15 per share (diluted) for the three months ended September 30, 2005. Net income for the nine months ended September 30, 2006 was $11.4 million or $0.99 per share (diluted), compared with net income of $4.3 million or $0.47 per share (diluted) for the nine months ended September 30, 2005.

    Diluted earnings per share for the three months ended September 30, 2006 were based on weighted average common shares (diluted) of 11,500,074 compared with weighted average common shares (diluted) of 11,480,222 for the three months ended September 30, 2005. Diluted earnings per share for the nine months ended September 30, 2006 were based on weighted average common shares (diluted) of 11,466,542 compared with weighted average common shares (diluted) 9,108,389 for the nine months ended September 30, 2005. Book value per share for the nine months ended September 30, 2006 was $13.32, compared with $12.34 for the year ended December 31, 2005, representing an 8% growth in book value.

    Total revenues for the three months ended September 30, 2006 decreased by $2.8 million, or 5.9%, to $44.4 million from $47.2 million for the three months ended September 30, 2005. Total revenues for the nine months ended September 30, 2006 decreased by $12.2 million, or 8.5%, to $130.6 million from $142.8 million for the nine months ended September 30, 2005.

    "During the third quarter, our Partner Agents added new policies in virtually all of our lines of business - commercial, homeowners, as well as private passenger automobile," said James V. Gorman, Chairman and Chief Executive Officer. "We are pleased with the policy count growth we are experiencing in all lines of business," he said.

    "The growth in earnings-per-share for the quarter was generated primarily by core growth in our insurance operations and is a reflection of our partner agents' marketing efforts, as well as our completion of the clean-up on books of business acquired through replacement carrier transactions in prior years," said Frank J. Prudente, Executive Vice President, Treasurer and Chief Accounting Officer.

    "We have regained some of our customers lost to direct writers in prior quarters," Mr. Gorman said. "Although the auto market in New Jersey remains highly competitive, we feel that the level of competition has stabilized," he said.

    Premiums

    Direct written premiums for the three months ended September 30, 2006 increased by $3.7 million, or 8.8%, to $45.6 million from $41.9 million in the comparable 2005 period. Direct written premiums for the nine months ended September 30, 2006 decreased by $29.5 million, or 17.9%, to $135.5 million from $165.0 million in the comparable 2005 period. The increase was primarily due to new business generated by our Partner Agents, offset by attrition of business acquired as part of previous replacement carrier transactions.

    Net written premiums for the three months ended September 30, 2006 increased by $1.5 million, or 3.6%, to $43.4 million from $41.9 million in the comparable 2005 period. Net written premiums for the nine months ended September 30, 2006 decreased by $30.4 million, or 19.2%, to $127.9 million from $158.3 million in the comparable 2005 period.

    Net earned premiums for the three months ended September 30, 2006 decreased by $3.6 million, or 8.3%, to $39.7 million from $43.3 million in the comparable 2005 period. Net earned premiums for the nine months ended September 30, 2006 decreased by $15.4 million, or 11.6%, to $117.0 million from $132.4 million in the comparable 2005 period.

    Line of Business Data

    The table below shows our revenues in each of our lines of business for the periods indicated and the year-over-year percentage changes.



                 For the Quarter Ended September 30,
             Direct Written Premiums by Line of Business,
                            (in thousands)


                                   2006     2005     Change  % Change
Private Passenger Auto*           $29,247  $30,996  $(1,749)    (5.6)%
Homeowners                          9,172    5,636    3,536     62.7 %
Total Commercial Lines              7,226    5,266    1,960     37.2 %
                                  -------- -------- --------

Total                             $45,645  $41,898   $3,747      8.9 %

* No adjustment has been made for comparison purposes for the effect of policy annualization which occurred in auto in 2005




                 For the Quarter Ended September 30,
               Net Earned Premiums by Line of Business
                            (in thousands)



                                    2006     2005    Change  % Change
Private Passenger Auto            $27,217  $32,096  $(4,878)   (15.2)%
Homeowners                          5,552    3,983    1,568     39.4 %
Total Commercial Lines              6,913    7,188     (274)    (3.8)%
                                  -------- -------- --------

Total                             $39,682  $43,267  $(3,585)    (8.3)%




               For the Nine Months Ended September 30,
             Direct Written Premiums by Line of Business
                            (in thousands)


                                 2006      2005     Change   % Change
Private Passenger Auto*        $ 90,398  $133,047  $(42,649)   (32.1)%
Homeowners                       21,559    15,859     5,700     35.9 %
Total Commercial Lines           23,526    16,055     7,471     46.5 %
                               --------- --------- ---------

Total                          $135,483  $164,961  $(29,478)   (17.9)%

* No adjustment has been made for comparison purposes for the effect of policy annualization which occurred in auto in 2005




               For the Nine Months Ended September 30,
               Net Earned Premiums by Line of Business
                            (in thousands)


                                 2006      2005     Change   % Change
Private Passenger Auto         $ 82,976  $107,047  $(24,071)   (22.5)%
Homeowners                       14,711    11,650     3,061     26.3 %
Total Commercial Lines           19,305    13,679     5,626     41.1 %
                               --------- --------- ---------

Total                          $116,992  $132,376  $(15,384)   (11.6)%


    Net Investment Income

    Net investment income for the three months ended September 30, 2006 increased by $0.7 million, or 20.6%, to $4.1 million from $3.4 million in the comparable 2005 period. Net investment income for the nine months ended September 30, 2006 increased by $3.1 million, or 35.2%, to $11.9 million from $8.8 million in the comparable 2005 period. The increase was primarily due to an increase in our average book yield to maturity which was 5.45% and 5.12% at September 30, 2006 and 2005, respectively. The increase in yield was due to the purchase of securities with higher yields. In addition, invested assets increased to $314.9 million at September 30, 2006 from $293.7 million at September 30, 2005.

    Loss and loss adjustment expenses

    Loss and loss adjustment expenses for the three months ended September 30, 2006 decreased by $11.3 million, or 30.6%, to $25.6 million from $36.9 million in the comparable 2005 period. Loss and loss adjustment expenses for the nine months ended September 30, 2006 decreased by $25.8 million, or 25.3%, to $76.0 million from $101.8 million in the comparable 2005 period. As a percentage of net earned premiums, losses and loss adjustment expenses incurred for the three months ended September 30, 2006 was 64.5% compared to 85.2% for the three months ended September 30, 2005. As a percentage of net earned premiums, losses and loss adjustment expenses incurred for the nine months ended September 30, 2006 was 64.9% compared to 76.9% for the nine months ended September 30, 2005. The ratio of net incurred losses, excluding loss adjustment expenses, to net earned premiums during 2006 was 60.0% compared to 65.3% for the comparable 2005 period.

    Conference Call Details

    The Company will host a conference call the morning of November 13, 2006, at 10:00 a.m. Eastern Time (ET). Following a brief presentation by management, participants will have the opportunity to ask questions.

    The conference call can be accessed by dialing 800-810-0924 (U.S. callers) or 913-981-4900 (international callers). Those who intend to participate in the teleconference should register at least ten minutes in advance to ensure access to the call. The conference call can also be accessed via webcast through the Company's web site at www.national-atlantic.com.

    The teleconference will be recorded and a replay will be available from 1:00 p.m. ET on November 13, 2006 until midnight ET on November 17, 2006. To access the replay by telephone, dial 888-203-1112 (U.S. callers) or 719-457-0820 (international callers) and specify passcode 1848800. The teleconference will also be archived on the Investor Relations section of NAHC's website at www.national-atlantic.com.

    About NAHC:

    National Atlantic Holdings Corporation (NAHC) and its subsidiaries provide property and casualty insurance and insurance-related services to individuals, families and businesses in the State of New Jersey.

    The Company's flagship insurance product to personal insurance customers is the "High Proformance Policy." This product is designed to attract a broad spectrum of New Jersey residents for their private passenger automobile, homeowners, and personal excess ("umbrella") and specialty property liability coverage.

    For businesses, the Company offers a range of commercial insurance products, including commercial property, commercial general liability, and business auto, as well as claims administrative services to self-insured corporations.

    National Atlantic distributes its products exclusively through independent insurance agents, known as "Partner Agents," who are required to become shareholders in National Atlantic in order to represent the Company as an agent. The Company offers insurance products through its subsidiaries, Proformance Insurance Company and Mayfair Reinsurance Company, and insurance-related services through Riverview Professional Services and the National Atlantic Insurance Agency.

    Safe Harbor Statement Regarding Forward-Looking Statements

    Management believes certain statements in this press release may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and risks, many of which are subject to change. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.



       NATIONAL ATLANTIC HOLDINGS CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS
                  (in thousands, except share data)

                                            September 30, December 31,
                                            --------------------------
                                                2006         2005
                                             (Unaudited)  (Unaudited)
                                            --------------------------
Assets:
Investments: (Note 4)
  Fixed maturities held-to-maturity (fair
   value at September 30, 2006 and December
   31, 2005 was $41,399 and $0,
   respectively)                                $ 42,200     $      -
  Fixed maturities available-for-sale
   (amortized cost at September 30, 2006 and
   December 31, 2005 was $269,207 and
   $281,010, respectively)                       267,466      278,384
  Equity securities (cost at September 30,
   2006 and December 31, 2005 was $4,535 and
   $12,636, respectively)                          4,769       12,836
  Short-term investments (cost at September
   30, 2006 and December 31, 2005, was $453
   and $8,800, respectively)                         453        8,800
                                            --------------------------

     Total investments                           314,888      300,020
Cash and cash equivalents                         29,115       39,836
Accrued investment income                          4,169        3,560
Premiums receivable - net                         57,277       49,926
Reinsurance recoverables and receivables          34,031       41,057
Deferred acquisition costs                        17,944       17,134
Property and equipment - net                       2,074        2,062
Income taxes recoverable                               -        1,152
Other assets                                       8,179        7,989
                                            --------------------------

Total assets                                    $467,677     $462,736
                                            --------------------------

Liabilities and Stockholders' Equity:

Liabilities:
Unpaid losses and loss adjustment expenses      $201,033     $219,361
Unearned premiums                                 92,884       81,546
Accounts payable and accrued expenses              2,916        2,578
Deferred income taxes                             11,026       11,069
Income taxes payable                               2,440            -
Other liabilities                                  8,667        9,973
                                            --------------------------

        Total liabilities                        318,966      324,527
                                            --------------------------

Commitments and contingencies                          -            -
                                            --------------------------
Stockholders' equity:
Common stock, $0.01 par value (50,000,000
 shares authorized; 11,283,890 issued,
 11,168,234 outstanding as of September 30,
 2006; 11,202,190 issued and outstanding as
 of December 31, 2005, respectively)              97,558       97,458
Retained earnings                                 53,746       42,353
Accumulated other comprehensive loss              (1,446)      (1,602)
Common stock held in treasury, at cost
 (115,656 and 0 shares held as of September
 30, 2006 and December 31, 2005,
 respectively)                                    (1,147)           -
                                            --------------------------

     Total stockholders' equity                  148,711      138,209
                                            --------------------------

Total liabilities and stockholders' equity      $467,677     $462,736
                                            --------------------------




       NATIONAL ATLANTIC HOLDINGS CORPORATION AND SUBSIDIARIES
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
            (in thousands, except earnings per share data)

                        Three Months ended        Nine Months ended
                           September 30,            September 30,
                      -----------------------  -----------------------
                         2006        2005         2006        2005
                      (Unaudited) (Unaudited)  (Unaudited) (Unaudited)
                      ----------- -----------  ----------- -----------

Revenue:
  Net premiums earned    $39,682     $43,267     $116,992    $132,376
  Net investment
   income                  4,116       3,448       11,905       8,798
  Net realized
   investment gain           297          40          595         416
  Other income               330         472        1,123       1,186
                      ----------- -----------  ----------- -----------

     Total revenue        44,425      47,227      130,615     142,776
                      ----------- -----------  ----------- -----------


Costs and Expenses:
  Loss and loss
   adjustment
   expenses incurred      25,586      36,871       75,972     101,754
  Underwriting,
   acquisition and
   insurance related
   expenses               12,195       9,636       36,243      30,594
  Other operating and
   general expenses          566       2,965        1,757       3,897
                      ----------- -----------  ----------- -----------

     Total costs and
      expenses            38,347      49,472      113,972     136,245
                      ----------- -----------  ----------- -----------

Income (loss) before
 income taxes              6,078      (2,245)      16,643       6,531
Provision (benefit)
 for income taxes          1,697        (607)       5,250       2,231
                      ----------- -----------  ----------- -----------

Net Income (Loss)        $ 4,381     $(1,638)    $ 11,393    $  4,300
                      ----------- -----------  ----------- -----------


Net income per share
 Common Stock - Basic    $  0.39     $ (0.15)    $   1.01    $   0.50
Net income per share
 Common Stock -
 Diluted                 $  0.38     $ (0.15)    $   0.99    $   0.47




       NATIONAL ATLANTIC HOLDINGS CORPORATION AND SUBSIDIARIES
      CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                            (in thousands)

                                                For the nine months
                                                 ended September 30,
                                               -----------------------
                                                  2006        2005
                                               (Unaudited) (Unaudited)
                                               ----------- -----------

Net Income                                        $11,393     $ 4,300

Other comprehensive income - net of tax:
  Net holding (losses) arising during the
   period                                            (327)     (1,274)
  Reclassification adjustment for realized
   losses included in net income                      483          21
                                               ----------- -----------
     Total other comprehensive income (loss)          156      (1,253)
                                               ----------- -----------

Comprehensive Income                              $11,549     $ 3,047
                                               ----------- -----------




                          EARNINGS PER SHARE
                     AND BOOK VALUE CALCULATIONS

                  For the three months         For the nine months
                   ended September 30,         ended September 30,
               --------------------------- ---------------------------

                   2006          2005          2006          2005
               ------------- ------------- ------------- -------------

Net Income
 applicable to
 common
 stockholders  $  4,381,341  $ (1,638,336) $ 11,393,244  $  4,299,601

Weighted
 average
 common shares
 - basic         11,266,323    10,926,990    11,230,184     8,555,157
Effect of
 dilutive
 securities:
  Options           233,751       553,232       236,358       553,232
               ------------- ------------- ------------- -------------

Weighted
 average
 common shares
 - diluted       11,500,074    11,480,222    11,466,542     9,108,389
               ------------- ------------- ------------- -------------

Basic Earnings
 Per Share     $       0.39  $      (0.15) $       1.01  $       0.50
               ------------- ------------- ------------- -------------

Diluted
 Earnings per
 Share         $       0.38  $      (0.15) $       0.99  $       0.47
               ------------- ------------- ------------- -------------



                       Book Value            Net Tangible Book Value
                   As of         As of         As of         As of
               September 30, December 31,  September 30, December 31,
               ------------- ------------- ------------- -------------

                   2006          2005          2006          2005
               ------------- ------------- ------------- -------------

Total
 Shareholders
 Equity        $148,711,738  $138,209,495  $148,711,738  $138,209,495
Less: Deferred
 Acquisition
 Cost Asset
 (DAC)                    -             -   (17,944,098)  (17,133,562)
               ------------- ------------- ------------- -------------
Shareholders
 Equity - net   148,711,738   138,209,495   130,767,640   121,075,933
Total Common
 Shares
 Outstanding     11,168,234    11,202,190    11,168,234    11,202,190
               ------------- ------------- ------------- -------------

Book Value     $      13.32  $      12.34  $      11.71  $      10.81
               ------------- ------------- ------------- -------------




       NATIONAL ATLANTIC HOLDINGS CORPORATION AND SUBSIDIARIES
                   INSURANCE RATIOS - STAT AND GAAP
   FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005


INSURANCE RATIOS:


STATUTORY RATIOS:
                                 For the three        For the nine
                                 months ended         months ended
                                 September 30,     September 30, 2006
                              ------------------- --------------------

                                2006      2005      2006       2005
                              --------- --------- ---------  ---------


Loss and LAE ratio               71.95%    88.37%    67.97%     80.42%
Underwriting expense ratio       25.63%    26.71%    25.72%     21.11%
                              --------- --------- ---------  ---------

Combined ratio                   97.58%   115.08%    93.69%    101.53%
                              --------- --------- ---------  ---------


GAAP RATIOS:
                                 For the three        For the nine
                                 months ended         months ended
                                 September 30,     September 30, 2006
                              ------------------- --------------------

                                2006      2005      2006       2005
                              --------- --------- ---------  ---------


Loss and LAE ratio               64.48%    85.22%    64.94%     76.87%
Underwriting expense ratio       28.10%    23.01%    28.34%     19.33%
                              --------- --------- ---------  ---------

Combined ratio                   92.58%   108.23%    93.28%     96.20%
                              --------- --------- ---------  ---------


    CONTACT: National Atlantic Holdings Corporation
             Frank J. Prudente, 732-665-1145
             Executive Vice President - Corporate Finance